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                                                                     EXHIBIT 5.1

                                 June 24, 1997

Board of Directors
New World Coffee, Inc.
379 West Broadway
New York, New York 10012

           Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

           You have requested our opinion in connection with the above-captioned Registration Statement on Form S-3 to be filed by New World Coffee, Inc. a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 1,144,167 shares (the "Shares") of common stock, par value $.001 per share, (the "Common Stock").

           We have examined such records and documents and have made such examiniation of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

           Based upon such examination, it is our opinion that the Common stock, when issued, delivered and paid for, will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.


                                                Very truly yours,

                                                /s/ Camhy Karlinsky & Stein LLP
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                                                Camhy Karlinsky & Stein LLP